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                                                                    EXHIBIT 23.3



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Netegrity, Inc. of our report dated May 24, 2000 relating to the financial statements of DataChannel, Inc. and subsidiary for the year ended December 31, 1999, included in the Current Report on Form 8-K/A filed February 12, 2002 and to all references to our firm included in the Registration Statement.


                                               /S/ Arthur Andersen LLP

Seattle, WA
February 8, 2002